EXHIBIT 10.2

SPINOUT APPROVAL

This Spinout Approval is dated as of November 1, 2016. Reference is hereby made to that certain Convertible Note Purchase Agreement (the “Agreement”), dated as of April 3, 2013 among Senior Scientific, LLC, a New Mexico limited liability company (the “Company”), and Raymond A. Mason, William B. Jones, and Ferdinand J. Crovato Trust (together, the “Purchasers”) and the Convertible Notes issued by the Company to the Purchasers on or about April 3, 2013, October 1, 2013, April 1, 2014, and October 1, 2014 (all together the “Notes”). The Notes and the Agreement together are the “Transaction Documents”. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

WHEREAS, Manhattan Scientifics, Inc., the Company’s parent (“MHTX”), intends to merge the Company with a new Nevada corporation (“NewCo”) which will be initially be 100% owned by MHTX (the “Merger”);

WHEREAS, MHTX intends that NewCo will borrow, on the terms set forth in the Interim Note attached hereto as Exhibit A (the “Interim Note”), up to an additional $500,000 (the “Interim Financing”) that will be subordinate to the obligations under the Notes in accordance with the terms of the Interim Note for the commercialization of the Company’s technology; and raise $2,000,000 (the “Note Buyout Financing”) via common equity capital on commercially reasonable terms or via debt in financing that will be subordinate to the obligations under the Notes in accordance with the terms consistent with the subordination terms of the Interim Note, which proceeds will be used to pay off a portion of the Notes; and raise additional common equity capital not to exceed $3,000,000 (the “Bridge Financing”) on commercially reasonable terms; and then execute an IPO on the Australian Stock Exchange;

WHEREAS, MHTX, the Company, and NewCo desire that the Purchasers approve the Merger, the Interim Financing, the Note Buyout Financing, and the Bridge Financing, and agree to amend the Notes as set forth herein and effective as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchasers hereby approve formation of NewCo and the Merger, including the assignment of the Notes to NewCo, and approves the Interim Financing, and waives any default under the Transaction Documents related to the formation of NewCo, the Merger, and the incurrence of the Interim Financing.

2. Purchasers hereby agree that, upon repayment of the principal amount of the Notes in the amount of $2,000,000 from the proceeds of the Note Buyout Financing in immediately available funds, in lawful tender of the United States, to account(s) designated in writing by the Purchasers, in amounts pro rata based on their Notes, that the Notes shall be amended, restated and replaced (without novation) with Notes of the form set forth in Exhibit B (the “Replacement Notes”), with each Purchaser receiving a Replacement Note with a principal amount equal to the total principal plus accrued and unpaid interest at the time of replacement, less that portion of the $2,000,000 that was paid to that Purchaser. MHTX shall continue to guaranty the Replacement Notes and the Replacement Notes shall continue to be secured by the collateral securing the Notes (including all assets of NewCo as successor by merger to the Company and all equity of NewCo held by MHTX), and the parties will execute such documents and agreement as Purchasers may request to evidence such continuation, including a joinder and acknowledgment to the Agreement by NewCo, an acknowledgement of Guaranty and Security Agreement by MHTX and amendments to financing statements.

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3. Purchasers agree that maturity of the Notes is extended to April 3, 2018. The Guaranty and Security Agreement issued for the benefit of the Purchasers shall remain in effect until the Notes or any replacement notes have been fully repaid and extinguished. After the Notes and any replacement notes have been fully repaid and extinguished, the Purchasers shall provide MHTX a release.

4. Except as expressly described above, this Spinout Approval shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Transaction Documents all of which remain in full force and effect, or (b) a waiver, release or limitation upon the Purchasers’ exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This Spinout Approval shall not relieve or release the Company in any way from any of its duties, obligations, covenants or agreements under the Transaction Documents or from the consequences of any events of default thereunder, except as expressly described above.

5. This Spinout Approval shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

IN WITNESS WHEREOF, the parties hereto have caused this Spinout Approval to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

COMPANY:

Senior Scientifics, LLC.

By:	/s/ Robert Proulx
Name:	Robert Proulx
Title:	President

Manhattan Scientifics, inc.

By:	/s/ Emmanuel Tsoupanarias
Name:	Emmanuel Tsoupanarias
Title:	President

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PURCHASERS:

By:	/s/ Raymond A. Mason
Name:	Raymond A. Mason

By:	/s/ William B. Jones
Name:	William B. Jones

By:	/s/ Ferdinand J. Crovato
Name:	Ferdinand J. Crovato
TRUSTEE, FERDINAND J. CROVATO TRUST

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